UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported May 31, 2009)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2009, Caraustar Industries, Inc. (the “Company”) announced that it has reached agreement with holders of approximately 83% of its 7 3/8% senior notes maturing June 1, 2009 and 91% of its 7 1/4% senior notes maturing May 1, 2010 on the terms of a cooperative financial restructuring that would reduce the Company’s debt obligations by approximately $135 million. The Company and the consenting noteholders have entered into an agreement pursuant to which the noteholders have agreed to complete the restructuring through a pre-negotiated Plan of Reorganization (the “Plan”). The Plan will be submitted to the United States Bankruptcy Court for the Northern District of Georgia (the “Court”) in the voluntary Chapter 11 case commenced by Caraustar on May 31, 2009. The Plan will be subject to the approval of the Court, among other conditions.

The proposed Plan provides that holders of outstanding shares of the Company’s common stock will receive their pro rata share of $2.9 million, or approximately $0.10 per share. In addition, the Plan contemplates the exchange of the Company’s existing 7 3/8% and 7 1/4% senior notes for an aggregate of $85 million in new senior secured notes and 100% of the common stock of the reorganized company. The reorganized company is expected to emerge from bankruptcy as a private entity with Wayzata Investment Partners LLC becoming the company’s controlling shareholder.

A copy of the press release, dated June 1, 2009, announcing the agreement with the noteholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On May 31, 2009, the Company and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). It is anticipated that these chapter 11 cases will be jointly administered under the caption In re: Caraustar Industries, Inc., et al.,, Chapter 11 Case Nos.: 09-73830, 09-73835 through 09-73837, 09-73839 through 09-73841, 09-73843 through 09-73851, 09-73853 through 09-73855 (the “Chapter 11 Case”).

The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

A copy of the press release, dated June 1, 2009, announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

The filing of the Chapter 11 Case constituted an event of default or otherwise triggered repayment obligations under the Company’s 7 3/8% senior notes due June 1, 2009, its 7 1/4% senior notes due May 1, 2010 (collectively, the “Senior Notes”) and its Senior Credit Facility with Bank of America, N.A. (the “Credit Facility”). As a result, all indebtedness outstanding under the Senior Notes and the Credit Facility became automatically due and payable, subject to an automatic stay of any action to collect, assert or recover a claim against the Debtors and the application of applicable bankruptcy law.

Item 7.01	Regulation FD Disclosure.

In connection with the Company’s discussions with certain holders (and advisors of certain holders) of the Senior Notes, on and after April 7, 2009 the Company disclosed non-public information, including forward-looking statements, pursuant to confidentiality agreements with such holders and advisers. The confidentiality agreements expire on June 1, 2009. As a result, the Company, through this Current Report on Form 8-K, is publicly disclosing the information previously provided to such holders and advisers, to comply with any applicable obligations under Regulation FD.

The information provided to the Senior Note holders and their advisers included a consolidated projected income statement, a consolidated projected balance sheet and a consolidated projected statement of cash flows all representing the fiscal years ending December 31, 2009 through December 31, 2011 (collectively, the “Projections”) included below. The Projections are included herein only because this information was provided to the Senior Note holders and their advisors. The projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Projections do not purport to present financial condition in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the Projections and, accordingly, do not express an opinion or any other form of assurance with respect to the Projections. The Projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The Projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the Projections will prove accurate. It is expected that there will be differences between actual and projected results, and the differences may be material. The inclusion of the Projections herein should not be regarded as an indication that the Company or its affiliates or representatives consider the Projections to be a reliable prediction of future events, and the Projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the Projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the Projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

The information contained in this Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, operating results, financial condition, business plans and industry trends and their potential impact on our business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements in this report include, but are not limited to, those related to our ongoing discussions with the holders of our Senior Notes related to a restructuring of our outstanding obligations. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, our ability to continue as a going concern, our potential need to seek bankruptcy court protection, our ability to negotiate a restructuring of our outstanding obligations, the effect that a potential bankruptcy filing and the “going concern” disclosure included in the opinion of our independent public accounting firm will have on our relationships with customers, suppliers, vendors and employees, among others, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for our products, the degree of success achieved by our new product initiatives, future financing plans and needs, the impact on the company of our results of operation in recent years and the sufficiency of our financial resources to absorb the impact, changes in government regulations, the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations, the delisting of our common stock from the Nasdaq Capital Market Systems and the impact thereof on our liquidity and ability to raise capital and our ability to service our substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in our registration statements and our most recent reports on Forms 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities and Exchange Commission and are specifically incorporated by reference into this report. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov).

The Projections contained herein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Plan of Reorganization (if approved)

2.2	Disclosure Statement for Plan of Reorganization

2.3	Liquidation analysis for the debtors

99.1	Press Release, dated June 1, 2009, issued by the Company

99.2	Financial Projections furnished to certain holders of the Senior Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009

CARAUSTAR INDUSTRIES, INC.

By:	/S/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Plan of Reorganization (if approved)	2.1
Disclosure Statement for Plan of Reorganization	2.2
Liquidation analysis for the debtors	2.3
Press Release, dated June 1, 2009, issued by the Company	99.1
Financial Projections furnished to certain holders of the Senior Notes	99.2